UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 8, 2010

Local Insight Regatta Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-152302	20-8046735
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

188 Inverness Drive West, Suite 800 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

303-867-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 8, 2010, Douglas A. Myers resigned as President, and James S. Stirbis resigned as Chief Financial Officer, of Local Insight Regatta Holdings, Inc. (the “Company”). In addition, on April 8, 2010, Scott A. Pomeroy was appointed President and Chief Executive Officer of the Company, Richard C. Jenkins was appointed Interim Chief Financial Officer of the Company and Linda A. Martin was appointed Chief Operating Officer of the Company.

Concurrently with his resignation as the Company’s President, Mr. Myers was appointed Vice President, Business Development of the Company. Concurrently with his resignation as the Company’s Chief Financial Officer, Mr. Stirbis was appointed Vice President, Controller and Chief Accounting Officer of the Company.

The Company issued a press release regarding the foregoing on April 9, 2010. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Biographical Information

Set forth below is certain biographical information with respect to Messrs. Pomeroy and Jenkins and Ms. Martin.

Scott A. Pomeroy, age 48, has served as a director of the Company since November 2007 and as the President and Chief Executive Officer of The Berry Company LLC (“The Berry Company”), a wholly owned subsidiary of the Company, since March 2009. He has served as President and a director of Local Insight Media, L.P. (“Local Insight Media”), an affiliate of the Company, since April 2006. In December 2006, he was appointed to the position of Chief Executive Officer of Local Insight Media. He has served as President, Chief Executive Officer and a director of Local Insight Media Holdings, Inc. (“Local Insight Media Holdings”), the indirect parent of the Company, since March 2008. He also served as Local Insight Media’s Chief Financial Officer and Treasurer from April 2006 until February 2007. From November 2003 until March 2006, he held several executive positions with Dex Media, Inc., including Executive Vice President and Chief Financial Officer and Vice President of Finance and Treasurer. He served as a consultant to Qwest Communications International Inc. from May 2002 until November 2003. From 2000 to 2002, he served as Chief Financial Officer for Eotec Capital, LLC. He served as an “interim” Chief Financial Officer for clients of CFO Consulting Services from 1999 to 2000. Additionally, he held the positions of Chief Financial Officer and President and Chief Operating Officer of Lewis Foods Group from 1996 to 1999. He served as Chief Financial Officer for JELTEX Holdings from 1993 to 1996. From 1984 to 1992, Mr. Pomeroy was employed by KPMG Peat Marwick; at the time he left that organization, he was a senior manager. Mr. Pomeroy received a B.B.A. in Accounting from the University of New Mexico and is a Certified Public Accountant in New Mexico.

Richard C. Jenkins, age 44, has served as Interim Chief Financial Officer of Local Insight Media Holdings and Local Insight Media since October 2009. Mr. Jenkins is an employee of Alvarez & Marsal, an independent professional services firm, having joined that organization in 2001. He has served as a Managing Director of Alvarez & Marsal since 2007. From 1997 to 2001, Mr. Jenkins held management positions, including Senior Director, with the Business Recovery Services practice of PricewaterhouseCoopers. Mr. Jenkins earned a B.A. degree in Finance from Colorado State University and holds a CPA certificate from the State of Colorado.

Linda A. Martin, age 56, has served as Chief Operating Officer of Local Insight Media Holdings since March 2008 and as Chief Operating Officer of Local Insight Media since January 2007. From August 2006 until January 2007, she served as Local Insight Media’s interim Chief Operating Officer on a consulting basis. From December 2002 until June 2006, she held several executive positions with Dex Media, Inc., including Executive Vice President and Chief Operating Officer and Senior Vice President of Sales. From 1977 until 2002, Ms. Martin served in a variety of sales and leadership positions with GTE Information Services/Verizon Information Services, including Publishing, Sales and Operations. From 2001 until 2002, Ms. Martin was Vice President of the Transcoastal Region, where she was instrumental in the GTE/Verizon merger process. In the 1990s, her positions with GTE included Area Vice President, Vice President of Publishing, Operations, Sales and Quality, Vice President/ General Manager of the California Region and Regional Vice President of New York.

Pomeroy and Martin Employment Agreements

Each of Mr. Pomeroy and Ms. Martin is party to an employment agreement with Local Insight Media Holdings. The following table summarizes certain provisions that are unique to each such employment agreement:

Executive	Effective Date	Expiration Date	Annual Base Salary		Target Bonus
Scott A. Pomeroy	January 2, 2007	January 2, 2011(1)	$600,000	(2)	100% of base salary; up to 150% of base salary if stretch goals are achieved(4)
Linda A. Martin	January 2, 2007	January 2, 2011(1)	$450,000	(3)	100% of base salary; up to 150% of base salary if stretch goals are achieved(4)

(1)	Subject to automatic renewal for successive one year periods unless either party gives notice of non-extension to the other party no later than 90 days prior to the expiration of the then-current term.
(2)	Mr. Pomeroy’s employment agreement originally provided for a base salary of $375,000. The Compensation Committee (which, as used herein, means the Compensation Committee of Local Insight Media for the period prior to June 20, 2008 and the Compensation Committee of Local Insight Media Holdings for the period commencing on June 20, 2008) increased Mr. Pomeroy’s base salary to $450,000 in December 2007 and to $600,000 on December 31, 2009.
(3)	Ms. Martin’s employment agreement originally provided for a base salary of $275,000. The Compensation Committee increased Ms. Martin’s base salary to $325,000 in September 2007 and to $450,000 on December 31, 2009.
(4)	Threshold and stretch performance goals are established by the Compensation Committee. As of the date hereof, the Compensation Committee had not established the threshold and stretch performance goals for the year ending December 31, 2010.

Each of these employment agreements: (i) will terminate upon the executive’s death; (ii) may be terminated by Local Insight Media Holdings upon the executive’s disability; (iii) may be terminated by Local Insight Media Holdings for “cause;” (iv) may be terminated by Local Insight Media Holdings without cause; (v) may be terminated by the executive for “good reason;” (vi) may be terminated by the executive without good reason; (vii) may be terminated by Local Insight Media Holdings by providing written notice of non-extension to the executive at least 90 days prior to the expiration of the then-current term of the employment agreement; and (viii) may be terminated by the executive by providing written notice of non-extension to Local Insight Media Holdings at least 90 days prior to the expiration of the then-current term of the employment agreement.

Local Insight Media Holdings will have “cause” to terminate the executive’s employment upon: (i) his or her commission of any act or omission that results in, or that may reasonably be expected to result in, a conviction, plea of no contest or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (ii) his or her commission at any time of any act of fraud, embezzlement, misappropriation, material misconduct or breach of fiduciary duty against Local Insight Media Holdings; (iii) a willful failure to substantially perform the duties set forth in the employment agreement (other than any such failure resulting from his or her disability) which is not remedied within 30 days after receipt of written notice thereof; (iv) his or her willful failure to carry out, or comply with, in any material respect any lawful and reasonable directive of the Board of Directors not inconsistent with the terms of the employment agreement which is not remedied within 30 days after receipt of written notice thereof; or (v) his or her unlawful use (including being under the influence) or possession of illegal drugs on Local Insight Media Holdings’ premises or while performing his or her duties and responsibilities to Local Insight Media Holdings.

The executive will have “good reason” to resign his or her employment upon the occurrence of any of the following without his or her prior written consent: (i) Local Insight Media Holdings’ failure to make any material payment or provide any material benefit under the employment agreement or its material breach of the employment agreement or (ii) any of the following during the period beginning on the date of a “change in control” of Local Insight Media Holdings (as defined in the agreement) and ending on the first anniversary thereof: (a) a material reduction in the executive’s annual base salary or annual bonus opportunity; (b) a material diminution in the nature or scope of the executive’s duties, responsibilities or authority; or (c) relocation of the executive’s principal office to a location that is more than 25 miles from Local Insight Media Holdings’ current location; provided, however, that the executive may not resign his or her employment for good reason unless: (I) the executive provides Local Insight Media Holdings with at least 30 days’ prior written notice of his or her intent to resign for good reason (which notice is provided not later than the 30th day following the occurrence of the event constituting good reason) and (II) Local Insight Media Holdings has not remedied the alleged violation(s) within such thirty 30-day period.

Each employment agreement imposes on the executive: (i) a non-competition and non-solicitation obligation that remains in effect for a period of one year following the termination of the executive’s employment and (ii) an on-going non-disparagement and confidentiality obligation.

Upon termination of Mr. Pomeroy’s or Ms. Martin’s employment for any reason, the executive or his or her estate will be entitled to receive: (i) any unpaid base salary earned through the date of termination; (ii) any unpaid reimbursable business expenses; (iii) any accrued vacation pay; and (iv) any amount arising from his or her participation in, or benefits under, any employee benefit plans, programs or arrangements, payable in accordance with the terms and conditions of the employee benefit plans, programs or arrangements (including, if applicable, any death benefits). However, if the executive’s employment is terminated due to disability and at such time Local Insight Media Holdings has in place a long-term disability plan, then in lieu of annual base salary during such period of disability, the executive will be entitled to receive the applicable long-term disability benefits pursuant to such plan.

If the employment of Mr. Pomeroy or Ms. Martin is terminated without “cause,” for “good reason” or by reason of Local Insight Media Holdings providing notice of non-extension of the employment agreement, Local Insight Media Holdings will pay to the executive: (i) 12 months of base salary (to be paid in a lump sum within 90 days following the date of the executive’s separation from service); (ii) an amount equal to 12 months of COBRA coverage (to be paid in a lump sum on the same date the amount described in clause (i) is paid); and (ii) a prorated amount of the executive’s annual bonus based on Local Insight Media Holdings’ performance through the date of the termination of the executive’s employment (to be paid in a lump sum during the period commencing January 1 and ending April 30 of the calendar year immediately following the calendar year to which the bonus relates).

Letter Agreement with A&M

Local Insight Media Holdings and Alvarez & Marsal Private Equity Performance Improvement Group, LLC (“A&M”) are parties to a letter agreement dated as of September 17, 2009 (the “A&M Letter Agreement”) pursuant to which A&M made available to Local Insight Media Holdings and its subsidiaries (including the Company): (i) Mr. Jenkins to serve as Interim Chief Financial Officer and (ii) upon the mutual agreement of Local Insight Media Holdings and A&M, additional consulting personnel. The A&M Letter Agreement provides that Mr. Jenkins will remain employed by A&M while he serves as Interim Chief Financial Officer of Local Insight Media Holdings and any of its subsidiaries. Under the A&M Letter Agreement, A&M is compensated for Mr. Jenkins’ services at the rate of $640 per hour, plus reimbursement of reasonable out-of-pocket expenses. The A&M Letter Agreement also provides for the establishment of an incentive fee (the “Incentive Fee”) to be paid upon the achievement of success thresholds to be mutually agreed upon between Local Insight Media Holdings and A&M. As of the date hereof, such success thresholds had not been established.

Either party may terminate the A&M Letter Agreement upon 30 days’ prior written notice to the other party. If Local Insight Media Holdings terminates the A&M Letter Agreement without “cause” (as that term is defined in the A&M Letter Agreement) or if A&M terminates the A&M Letter Agreement “for good reason” (as that term is defined in the A&M Letter Agreement), A&M will be entitled to receive the Incentive Fee upon the occurrence of the event mutually agreed upon as the trigger for the payment of the Incentive Fee, if such event occurs within 6 months of the termination. As of the date hereof, the trigger event for the payment of the Incentive Fee had not been established.

Senior Executive Incentive Bonus Plan

Mr. Pomeroy and Ms. Martin are eligible to participate in Local Insight Media Holdings’ Senior Executive Incentive Bonus Plan (the “Executive Bonus Plan”). Under the Executive Bonus Plan, cash bonuses are paid out based on the attainment of performance objectives established by the Compensation Committee. As of the date hereof, the Compensation Committee had not established the performance objectives for the year ending December 31, 2010.

As a non-employee of the Company, Mr. Jenkins is not eligible to participate in the Executive Bonus Plan.

Option Plan Participation

Mr. Pomeroy and Ms. Martin have been granted options under the Local Insight Media Holdings, Inc. 2008 Stock Option Plan (the “Option Plan”). Mr. Jenkins has not been awarded any options under the Option Plan.

Pursuant to the Option Plan, eligible employees and directors of and consultants to Local Insight Media Holdings and its direct and indirect subsidiaries (including the Company and The Berry Company) may be granted options to purchase shares of common stock of Local Insight Media Holdings. The Compensation Committee is responsible for administering the Option Plan and has authority to approve the terms of all grants of equity compensation under the Option Plan.

The following table sets forth, for Mr. Pomeroy and Ms. Martin, information concerning unexercised options to purchase shares of common stock of Local Insight Media Holdings as of the date hereof. All such options were awarded under the Option Plan.

	Option Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable		Option Exercise Price	Option Expiration Date
Scott A. Pomeroy	6,356.875	908.125	(1)	$1,342.31	August 1, 2018
	1,406.125	200.875	(1)	$951.99	July 23, 2016
Linda A. Martin	5,728.75	1,336.25	(2)	$1,342.31	August 1, 2018

(1)	All these options will vest as of April 1, 2010 if the Compensation Committee determines that Local Insight Media Holdings and its affiliated operating companies achieved specified revenue and adjusted EBITDA targets for the year ended December 31, 2009. As of the date of this Current Report on Form 10-K, the Compensation Committee had not determined whether such targets had been met.
(2)	883.125 of these options will vest as of April 1, 2010 if the Compensation Committee determines that Local Insight Media Holdings and its affiliated operating companies achieved specified revenue and adjusted EBITDA targets for the year ended December 31, 2009. As of the date of this Current Report on Form 10-K, the Compensation Committee had not determined whether such targets had been met.

The stock option agreements governing the stock options awarded to Mr. Pomeroy and Ms. Martin under the Option Plan provide that all options thereunder shall become fully vested and exercisable immediately prior to any “Change in Control” (as defined in such stock option agreements), contingent upon the consummation of such Change in Control.

Employee Benefits

Mr. Pomeroy and Ms. Martin are eligible to participate in the flexible benefits plans that are generally available to all of the Company’s employees. Under these plans, all employees are entitled to medical, dental and vision coverage, life insurance, long-term and short-term disability insurance and a 401(k) savings plan. Additionally, employees are entitled to vacation, sick leave and other paid holidays. In addition, Mr. Pomeroy and Ms. Martin are covered by company-paid supplementary disability insurance.

As a non-employee of the Company, Mr. Jenkins is not eligible to participate in any of the Company’s benefits plans.

Copies of Mr. Pomeroy’s employment agreement (and an amendment thereto), Ms. Martin’s employment agreement (and an amendment thereto), the A&M Letter Agreement, the Executive Bonus Plan, the Option Plan and a form of the Option Agreement under the Option Plan are filed as exhibits to this Current Report on Form 8-K (or are incorporated by reference to the Company’s previous filings with the Securities and Exchange Commission) and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated January 2, 2007, by and between Scott A. Pomeroy and Local Insight Media, LLC.(1)*

10.2	Amendment to Employment Agreement, dated January 2, 2007, by and between Scott A. Pomeroy and Local Insight Media, LLC.(1)*

10.3	Employment Agreement, dated January 2, 2007, by and between Linda A. Martin and Local Insight Media, LLC.(2)*

10.4	Amendment to Employment Agreement, dated January 2, 2007, by and between Linda A. Martin and Local Insight Media, LLC.(2)*

10.5	Letter Agreement, dated September 17, 2009, by and between Alvarez & Marsal Private Equity Performance Improvement Group, LLC and Local Insight Media Holdings, Inc.(2)*

10.6	Local Insight Media Holdings, Inc. Senior Executive Incentive Bonus Plan, as amended and restated as of December 31, 2008.(1)*

10.7	2008 Option Plan of Local Insight Media Holdings, Inc.(3)*

10.8	Form of Option Agreement under 2008 Option Plan of Local Insight Media Holdings, Inc.(3)*

99.1	Press release of the Company, dated April 9, 2010.(2)

(1)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
(2)	Filed herewith.
(3)	Incorporated by reference to the Company’s Registration Statement on Form S-4 (File No 333-152302), filed on July 11, 2008.
*	Represents management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant, Local Insight Regatta Holdings, Inc., has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 14, 2010

LOCAL INSIGHT REGATTA HOLDINGS, INC.

	By:	/s/ JOHN S. FISCHER
	Name:	John S. Fischer
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated January 2, 2007, by and between Scott A. Pomeroy and Local Insight Media, LLC.(1)*

10.2	Amendment to Employment Agreement, dated January 2, 2007, by and between Scott A. Pomeroy and Local Insight Media, LLC.(1)*

10.3	Employment Agreement, dated January 2, 2007, by and between Linda A. Martin and Local Insight Media, LLC.(2)*

10.4	Amendment to Employment Agreement, dated January 2, 2007, by and between Linda A. Martin and Local Insight Media, LLC.(2)*

10.5	Letter Agreement, dated September 17, 2009, by and between Alvarez & Marsal Private Equity Performance Improvement Group, LLC and Local Insight Media Holdings, Inc.(2)*

10.6	Local Insight Media Holdings, Inc. Senior Executive Incentive Bonus Plan, as amended and restated as of December 31, 2008.(1)*

10.7	2008 Option Plan of Local Insight Media Holdings, Inc.(3)*

10.8	Form of Option Agreement under 2008 Option Plan of Local Insight Media Holdings, Inc.(3)*

99.1	Press release of the Company, dated April 9, 2010.(2)

(1)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
(2)	Filed herewith.
(3)	Incorporated by reference to the Company’s Registration Statement on Form S-4 (File No 333-152302), filed on July 11, 2008.
*	Represents management contract or compensatory plan.